Exhibit 3.66

CERTIFICATE OF AMENDMENT

OF

BY-LAWS

FIDELITY NATIONAL PAYMENT SERVICES, INC. (the “Corporation”), a corporation duly authorized and existing under and by virtue of the General Corporation law of the State of Delaware

DOES HEREBY CERTIFY:

FIRST: That the sole stockholder of the Corporation adopted a resolution proposing and declaring advisable the following amendment to the By-Laws of the Corporation:

RESOLVED, that in accordance with Sections 109 and 228 of the General Corporation Law, the By-Laws of the Corporation be amended as follows:

Section 3.2 of Article III of the Bylaws is deleted in its entirety and is replaced with the following:

“Section 3.2. Authorized Number. The number of directors which shall constitute the whole board shall not be less than one (1) nor more than eleven (11) until changed by amendment of this Section 3.2 in accordance with Article IX of these Bylaws. Directors need not be stockholders.”

SECOND: That in lieu of a meeting and vote of stockholders, the sole stockholder has given its written consent to said amendment.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its Secretary this 24th day of August, 2009.

FIDELITY NATIONAL INFORMATION SERVICES, INC.

By:	/s/ Ronald D. Cook
Ronald D. Cook, Secretary

Rev. 6/88

EQUIFAX PAYMENT SERVICES, INC.

BY-LAWS

ARTICLE I

OFFICES

Section 1.1	REGISTERED OFFICE IN DELAWARE

The registered office of the corporation required by Section 131 of the General Corporation Law of the State of Delaware (the “GCL”) shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 1.2	OTHER OFFICES

The corporation may have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II

STOCKHOLDERS’ MEETINGS

Section 2.1	PLACE OF MEETINGS

All meetings of the stockholders shall be held in the City of Los Angeles, State of California, or any other place within or without the State of Delaware as may be designated for that purpose from time to time by the Board of Directors.

Section 2.2	ANNUAL MEETINGS

The annual meeting of stockholders shall be held on the Tuesday following the second Monday of September (but if such day is a legal holiday, then on the next succeeding business day) at the hour of 10:00 o’clock in the a.m., or such other day and time as the Board of Directors may select, at which meeting the stockholders shall elect by plurality vote a Board of Directors, consider reports of the affairs of the corporation and transact such other business as may properly be brought before the meeting.

Name changed from Telecredit, Inc.

to Equifax Payment Services, Inc.

October 20, 1994

Section 2.3	SPECIAL MEETINGS

Special meetings of stockholders for any purpose or purposes permitted under the GCL and the Certificate of Incorporation may be called at any time by the Chairman of the Board or the President, by the Board of Directors, or by a committee of the Board of Directors which has been duly designated by the Board of Directors, and whose powers and authority, as expressly provided in a resolution of the Board of Directors, include the power to call such meetings, but such special meetings may not be called by any other person or persons.

Section 2.4	NOTICE OF MEETINGS AND ADJOURNED MEETINGS

2.4.1 Written notice of each meeting of stockholders, annual or special, shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by the GCL, the written notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation. An affidavit of mailing of any notice or report, executed by the Secretary, Assistant Secretary or any transfer agent of the corporation, shall be prima facie evidence of the facts stated therein.

2.4.2 Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and, except as otherwise provided in this section, notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 2.5	NOTICE OF STOCKHOLDER NOMINEES

Only persons who are nominated in accordance with the procedures set forth in this section 2.5 shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this section 2.5. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than seventy (70) days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. A stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the corporation which are beneficially owned by such person and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, (including without limitation such persons’ written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the corporation’s books, of such stockholder and (ii) the class and number of shares of the corporation which are beneficially owned by such stockholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the corporation that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this section 2.5. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by this section 2.5, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

Section 2.6	ADVANCE NOTICE OF STOCKHOLDER BUSINESS

Only such business shall be conducted at a meeting of stockholders as shall have been properly brought before the meeting. To be properly brought before a meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before a meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than seventy (70) days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the corporation’s books, of the stockholder proposing such business, (c) the class and number of shares of the corporation which are beneficially owned by the stockholder and (d) any material interest of the stockholder in such business. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at any meeting except in accordance with the procedures set forth in this section 2.6 and in section 2.5. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this section 2.6, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

Section 2.7	QUORUM

2.7.1 The presence in person or by proxy of the persons entitled to vote a majority of the voting shares at any meeting constitutes a quorum for the transaction of business. Shares shall not be counted to make up a quorum for a meeting if the voting of them at the meeting has been enjoined or if for any reason they cannot be lawfully voted at the meeting. In the absence of a quorum, the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided in Section 2.4.2 of these Bylaws until a quorum shall attend.

2.7.2 The stockholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

Section 2.8	VOTING RIGHTS

2.8.1 Except as may be otherwise provided in the Certificate of Incorporation of this corporation, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote of stockholders. Voting may be by voice or by ballot; provided, however, that all elections for directors must be by ballot if a stockholder so demands at the meeting and before the voting begins.

2.8.2 In any election of directors, if a quorum is present, each holder of shares shall be entitled to as many votes as shall equal the number of votes which (except for this provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected, and such holder may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as he may see fit. In all other elections and questions, if a quorum is present, the affirmative vote of the majority of the shares represented and voting at the meeting (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the stockholders, unless the vote of a greater number or voting by classes is required by the GCL or the Certificate of Incorporation and except as provided in Section 2.4.2 of these Bylaws.

Section 2.9	PROXIES

Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the corporation.

Section 2.10	MANNER OF CONDUCTING MEETINGS

2.10.1 Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in his absence by the Vice Chairman of the Board, if any, or in his absence by the President, or in his absence by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

2.10.2 To the extent not in conflict with the provisions of the GCL relating thereto, the Certificate of Incorporation, or express provisions of these Bylaws, meetings shall be conducted pursuant to such rules as may be adopted by the Board of Directors prior to the meeting or, if no rules have been so adopted, pursuant to such rules as may be promulgated by the Chairman.

Section 2.11	INSPECTORS OF ELECTION

At all elections of directors, or in any other case in which inspectors may act, two inspectors of election shall be appointed by the Chairman of the meeting, except as otherwise provided by law. The inspectors of election shall take and subscribe an oath faithfully to execute the duties of inspectors at such meeting with strict impartiality, and according to the best of their ability, and shall take charge of the polls and after the vote shall have been taken shall make a certificate of the result thereof. No director or candidate for the office of director shall be appointed as an inspector.

Section 2.12	LIST OF STOCKHOLDERS ENTITLED TO VOTE

The Secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting either at a place within the city where the meeting is to be held, which place shall be specified in the notice of meeting, or, if not so specified, at the place where the meeting is to be held. The list also shall be produced and kept at the place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.

ARTICLE III

DIRECTORS

Section 3.1	POWERS

Subject to the provisions of the GCL and any limitations in the Certificate of Incorporation relating to actions required to be authorized or approved by the stockholders, the business and affairs of the corporation shall be managed by or under the direction of the Board of Directors.

Section 3.2	AUTHORIZED NUMBER

The number of directors of this corporation shall be six (6) until changed by amendment of this Section 3.2 in accordance with Article IX of these Bylaws. Directors need not be stockholders.

Section 3.3	ELECTION AMD TENURE OF OFFICE

Directors shall be elected at the annual meeting of stockholders, except as provided in Section 3.4 of this Article. Directors shall hold office until the election and qualification of their successors or until their earlier resignation or removal.

Section 3.4	VACANCIES

3.4.1 Vacancies in the Board of Directors may be filled by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. The stockholders may at any time elect a director or directors to fill any vacancy or vacancies not filled by the directors.

3.4.2 A vacancy shall be deemed to exist on the Board of Directors whenever any authorized position of director is not filled by a duly elected director, whether caused by death, resignation, removal, an increase in the authorized number of directors or otherwise.

3.4.3 Any director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors of the corporation. The notice shall be effective upon delivery unless a later date is specified therein. If a resignation of a director is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

3.4.4 No reduction of the number of directors shall have the effect of removing any director prior to the expiration of his term of office.

Section 3.5	REMOVAL OF DIRECTORS

At any regular or special meeting of stock-holders duly called and held in the manner provided herein, any director or the entire Board of Directors may be removed at any time by the holders of a majority of the shares then entitled to vote at an election of directors; provided, however, if less than the entire Board of Directors is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then voted cumulatively at an election of the entire Board of Directors. No director may be removed from office except as provided in this section.

Section 3.6	MEETINGS AFTER ANNUAL STOCKHOLDERS’ MEETINGS

Immediately following each annual meeting of stockholders, the Board of Directors shall hold a regular meeting at the place where said annual meeting has been held or at such other place as shall be fixed by the Board of Directors, to elect officers and to transact other proper business. Call and notice of such regular meetings are hereby dispensed with.

Section 3.7	OTHER REGULAR MEETINGS

Regular meetings of the Board of Directors may be held at such times and at such places within or without the State of Delaware as may be determined from time to time by the Board. No notice need be given of such regular meetings, except that notice shall be given to each director (as for a special meeting) of the resolution establishing regular meeting dates, which notice shall contain the date, time and place of the regular meetings.

Section 3.8	SPECIAL MEETINGS – NOTICES

3.8.1 Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board or the President or any Vice President or any two directors.

3.8.2 Special meetings of the Board of Directors shall be held upon at least four (4) days’ notice by mail or 24 hours’ notice delivered personally or by telephone or telegraph. A notice need not specify the purpose of any meeting of the Board of Directors.

3.8.3 Notice by mail shall be deemed given at the time a written notice is deposited in the United States mails, first class postage prepaid, addressed to the director at his address as it is shown upon the records of the corporation, or, if it is not so shown on such records and is not readily ascertainable, at the principal executive office of the corporation. Notice by telegraph shall be deemed given when it is actually transmitted by the telegraph company, addressed as in the preceding sentence. Notice by telephone shall be deemed given when it is communicated by telephone to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director.

Section 3.9	TELEPHONIC MEETINGS

Members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this bylaw shall constitute presence in person at such meeting.

Section 3.10	WAIVER OF NOTICE

Notice of a meeting need not be given to any director who signs a written waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director. No director who so protests shall be considered present at any such meeting. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 3.11	ACTION AT A MEETING

A majority of the authorized number of directors present in person constitutes a quorum of the Board of Directors for the transaction of business at a meeting. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the Board of Directors, unless a greater number is required by law, by the Certificate of Incorporation or by the Bylaws. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, so long as any action taken is approved by at least a majority of the required quorum for such meeting.

Section 3.12	ADJOURNMENT

A majority of the directors present at a meeting, whether or not a quorum is present, may adjourn the meeting to another time and place. If the meeting is adjourned for more than 24 hours, at least two (2) days’ notice by mail or 24 hours’ notice delivered personally or by telephone or telegraph, stating the time and place at which the meeting will reconvene, shall be given to each director who was not present at the time of the adjournment. Notice by mail, telephone or telegraph shall be deemed given as provided in section 3.8.3.

Section 3.13	ORGANIZATION

Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in his absence, by the Vice Chairman of the Board, if any, or in his absence by the President if he is also a director, or in their absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 3.14	ACTION BY UNANIMOUS WRITTEN CONSENT

Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all of the members of the Board of Directors shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board of Directors. Such action by written consent shall have the same force and effect as an unanimous vote of such directors.

Section 3.15	INTERESTED DIRECTORS; QUORUM

No contract or transaction between the corporation and one or more of its directors or officers or between the corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (a) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (b) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by a vote of the stockholders; or (c) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

Section 3.16	COMPENSATION

The directors may be paid their expenses of attending each meeting of the Board of Directors. In addition, the Board of Directors may from time to time, in its discretion, pay to directors fixed compensation for attendance at each meeting of the Board of Directors or may pay a stated fee or other compensation for services as a director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like reimbursement and compensation for attending committee meetings.

ARTICLE IV

COMMITTEES

Section 4.1	COMMITTEES

The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in the’ resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of dissolution, or amending these Bylaws; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

Section 4.2	COMMITTEE RULES

Unless the Board of Directors otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of such rules, each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these Bylaws.

Section 4.3	COMMITTEE RECORDS

Each committee shall keep regular minutes of its meetings and shall report the same to the Board of Directors when required.

ARTICLE V

OFFICERS

Section 5.1	OFFICERS

The officers of the corporation shall be a Chairman of the Board or a President or both, one or more Vice Presidents, a Secretary, a Chief Financial Officer and such other officers with such titles as shall be determined by the Board of Directors and with such duties as shall be delegated to them by the Board of Directors or any supervisory officer. Any number of offices may be held by the same person.

Section 5.2	ELECTION, REMOVAL AND RESIGNATION

Officers shall be chosen by the Board of Directors and shall serve and shall be subject to removal, with or without cause, at the pleasure of the Board of Directors, subject to the rights, if any, of officers under contracts of employment with the corporation. Any officer may resign at any time upon written notice to the corporation without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

Section 5.3	CHAIRMAN OF THE BOARD

The Chairman of the Board, if there be such officer, shall, if present, preside at all meetings of the Board of Directors and the stockholders and shall exercise and perform such other powers and duties as may be assigned from time to time to the Chairman of the Board by the Board of Directors. Whenever there is no President of the corporation, the Chairman of the Board shall have the powers and duties of the President.

Section 5.4	PRESIDENT

Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, or unless otherwise conferred upon the Chairman of the Board by the Board of Directors, the President shall be the general manager and chief executive officer of the corporation and, subject to the control of the Board of Directors, shall supervise, direct and control the business and affairs of the corporation. In the absence of the Chairman of the Board or if there be none, he shall preside at all meetings of the stockholders and, provided the President is also a director, at all meetings of the Board of Directors. He shall have the general powers and duties of management usually vested in the office of president of a corporation and such other powers and duties as may be prescribed by the Board of Directors or the Bylaws.

Section 5.5	VICE PRESIDENTS

The Vice Presidents shall have such powers and perform such duties as from time to time may be prescribed for them by the Board of Directors, the Chairman of the Board, the President or any other officer supervising such Vice Presidents. In the absence or disability of the President and Chairman of the Board, a Vice President designated by the Board of Directors shall substitute for and assume the duties, powers and authority of the President.

Section 5.6	SECRETARY AND ASSISTANT SECRETARY

5.6.1 The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders, shall record or cause to be recorded all votes and minutes thereof, shall give notice of each meeting of the stockholders and Board of Directors requiring notice and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board or the President. The Secretary shall keep in safe custody the seal of the corporation, and, when authorized by the Board of Directors, shall affix the same to any instrument.

5.6.2 The Assistant Secretary shall perform such corporate secretarial duties as may be prescribed by the Board of Directors, the Chairman of the Board, the President or the Secretary, and in the absence or disability of the Secretary shall substitute for and assume the duties, powers and authority of the Secretary.

Section 5.7	CHIEF AND SUBORDINATE FINANCIAL OFFICERS

5.7.1 The Chief Financial Officer shall keep and maintain or cause to be kept and maintained adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital and retained earnings. The books of account shall be open to inspection by all directors at all reasonable times. The Chief Financial Officer shall deposit or cause to be deposited all moneys and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board of Directors. The Chief Financial Officer shall disburse or cause to be disbursed the funds of the corporation as may be ordered by the Board of Directors. The Chief Financial Officer shall supervise the subordinate financial officers.

5.7.2 The subordinate financial officers, which may be a Treasurer, a Controller and one or more Assistant Treasurers and Assistant Controllers, shall perform such duties and exercise such powers as shall be delegated to them by the Board of Directors, the Chairman of the Board, the President or the Chief Financial Officer.

Section 5.8	ADDITIONAL POWERS, SENIORITY AND SUBSTITUTION OF OFFICERS

In addition to the foregoing powers and duties specifically prescribed for the respective officers, the Board of Directors may from time to time by resolution impose or confer upon any of the officers such additional duties and powers as the Board of Directors may see fit and/or determine the order of seniority among the officers. Any such resolution may be final, subject only to further action by the Board of Directors, or the resolution may grant such discretion, as the Board of Directors deems appropriate, to the Chairman of the Board or to the President (or in his absence the Vice President serving in his place) to impose or confer additional duties and powers and to determine the order of seniority among officers. The Board of Directors, the Chairman of the Board or the President may designate any officer or officers to substitute for and assume the duties, powers and authority of any absent officer or officers in any instances not provided for above.

Section 5.9	COMPENSATION

The officers of this corporation shall receive such compensation as shall be fixed from time to time by the Board of Directors, except that the Board of Directors may delegate to any officer or officers the power to fix the compensation of any other officer or officers. No officer shall be prevented from receiving compensation by reason of the fact that the officer is also a director of the corporation.

ARTICLE VI

CORPORATE RECORDS AND AUTHORIZATIONS

Section 6.1	RECORDS

6.1.1 The corporation shall keep, at its principal executive office or at the office of its transfer agent or registrar, (a) adequate and correct books and records of account, (b) minutes of the proceedings of the stockholders, Board of Directors and committees of the Board of Directors, and (c) a record of its shareholders giving the names and addresses of all shareholders and the number and class of shares held by each.

6.1.2 Any records maintained by the corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

Section 6.2	CHECKS, DRAFTS, ETC.

All checks, drafts, or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of, or payable to, the corporation, shall be signed or endorsed by such person or persons and in such manner as shall be determined from time to time by resolution of the Board of Directors.

Section 6.3	EXECUTION OF CONTRACTS

The Board of Directors, except as in these Bylaws otherwise provided, may authorize any officer or officers or agent or agents to enter into any contract or execute any instrument in the name of and on behalf of the corporation. Such authority may be general, or confined to specific instances. Unless so authorized by the Board of Directors, no officer, agent or employee shall, or shall have any power or authority to, bind the corporation by any contract or engagement, or pledge its credit or render it liable for any purpose or in any amount; provided, however, that nothing contained in this section shall be construed to prevent any officer of the corporation from performing his regular duties in the ordinary course of business pursuant to the authority granted to said officer by Article V of these Bylaws.

Section 6.4	REPRESENTATION OF SHARES OF OTHER CORPORATIONS

All shares of any other corporation standing in the name of this corporation shall be voted, represented and all rights incidental thereto exercised as directed by written consent or resolution of the Board of Directors expressly referring thereto. In general, such rights shall be delegated by the Board of Directors, under express instructions from time to time as to each exercise thereof, to the President or any Vice President, or any other person expressly appointed by the Board of Directors. Such authority may be exercised by the designated officers in person, or by any other person authorized so to do by proxy or power of attorney duly executed by such officers.

Section 6.5	DIVIDENDS

The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and on the terms and conditions provided by law and the Certificate of Incorporation, subject to any contractual restrictions to which the corporation is then subject. If a dividend is declared, the stock transfer books shall not be closed, but a record date shall be set by the Board of Directors on which date the transfer agent or, where no transfer agent is appointed, the Secretary will take a record of all stockholders entitled to the dividend without actually closing the books for transfers of stock.

ARTICLE VII

STOCK CERTIFICATES AND TRANSFER OF SHARES

Section 7.1	STOCK CERTIFICATES

7.1.1 Every holder of stock shall be entitled to have a certificate signed by or in the name of the corporation by the Chairman or Vice Chairman of the Board of Directors, if any, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the corporation, certifying the number of shares owned by him in the corporation. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

7.1.2 If the corporation is authorized to issue more than one class of stock, or more than one series of any class, the powers, designations, preferences and relative, participating optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class of stock; provided, however, that except as otherwise provided in Section 202 of the GCL, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 7.2	TRANSFER ON THE BOOKS

Upon (a) the surrender to the Secretary or transfer agent of the corporation of a certificate representing shares of stock in the corporation, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer and (b) delivery to the corporation of evidence sufficient to indicate that the transfer of such shares would not be in violation of the Certificate of Incorporation or Bylaws, any legend appearing on said certificates or any applicable law, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 7.3	STOLEN, LOST OR DESTROYED CERTIFICATES

The Board of Directors or any officer designated by the Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been stolen, lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate for shares so stolen, lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors or such officer, as a condition precedent to the issuance thereof, may require the person claiming such stolen, lost or destroyed certificate or certificates to give the corporation a bond or other adequate security sufficient to indemnify it against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 7.4	TRANSFER AGENTS AND REGISTRARS

The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, who may be the same person, and may be the Secretary of the corporation, or an incorporated bank or trust company, either domestic or foreign, who shall be appointed at such times and places as the requirements of the corporation may necessitate and the Board of Directors may designate.

Section 7.5	FIXING DATE FOR DETERMINATION OF STOCKHOLDERS OF RECORD

In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If no record date is fixed: (a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (b) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

ARTICLE VIII

CORPORATE SEAL

The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization, the state of incorporation and the words “Corporate Seal”.

ARTICLE IX

AMENDMENTS TO BYLAWS

Section 9.1	BY STOCKHOLDERS

The stockholders of the corporation may make or adopt additional Bylaws and may alter, amend or repeal any Bylaw, whether adopted by them or otherwise; provided, however, that Sections 2.3, 2.5 and 2.6 of Article II of the Bylaws shall not be altered, amended or repealed by the stockholders except by the affirmative vote of the holders, of not less than eighty percent (80%) of the outstanding shares of stock entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose.

Section 9.2	BY DIRECTORS

Subject to the right of the stockholders to adopt, alter, amend or repeal Bylaws, as provided in Section 9.1, the Board of Directors may alter, amend or repeal these Bylaws or may adopt new Bylaws.

Section 9.3	RECORD OF AMENDMENTS

Whenever an amendment or new Bylaw is adopted, it shall be copied in the book of minutes with the original Bylaws. If any Bylaw is repealed, the fact of repeal and the date on which the repeal was enacted shall be stated in said book.

ARTICLE X

INTERPRETATION

Reference in these Bylaws to any provision of the GCL shall be deemed to include all amendments thereof.

ARTICLE XI

INDEMNIFICATION OF DIRECTORS, OFFICERS,

EMPLOYEES AND OTHER AGENTS

Section 11.1	INDEMNIFICATION OF DIRECTORS AND OFFICERS

The corporation, to the maximum extent permitted by the GCL, shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding. Expenses incurred by any such person in defending a civil or criminal action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding, to the maximum extent permitted by law.

Section 11.2	OTHER AGENTS

The Board of Directors in its discretion may provide for indemnification of or an advance of expenses to other agents of the corporation and likewise may refuse to provide for such indemnification or advance of expenses except to the extent such indemnification is mandatory under the GCL.

Section 11.3	ARTICLE NOT EXCLUSIVE

The indemnification provided by this Article shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under any statute, rule of law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer, and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 11.4	INTERPRETATION

References in this Article to “the corporation”, “other enterprises”, “fines” and “serving at the request of the corporation” shall include the meanings attributed to them in Section 145 of the GCL or any successor Section thereto.